Exhibit 10.1

PARETEUM CORPORATION

June 9, 2020

Via Hand-Delivery

Re:       Separation Agreement

Dear Vic,

This separation agreement (the “Agreement”) sets forth the agreement between you, Victor Bozzo, and Pareteum Corporation, a Delaware corporation (the “Company”), related to the end of your employment with the Company and the matters below. References herein to Company refer also to any affiliate thereof as the context requires.

THIS AGREEMENT CONTAINS A RELEASE OF ALL CLAIMS AGAINST THE COMPANY, INCLUDING CLAIMS UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT AND APPLICABLE STATE AND MUNICIPAL AGE DISCRIMINATION LAWS. YOU SHOULD THOROUGHLY REVIEW AND UNDERSTAND THE TERMS, CONDITIONS, AND EFFECT OF THIS GENERAL RELEASE. YOU HAVE 21 DAYS TO CONSIDER AND EXECUTE THIS AGREEMENT AND WILL HAVE THE RIGHT TO REVOKE IT FOR 7 DAYS AFTER SIGNING IT. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND GENERAL RELEASE.

1.       Notice and Separation Date.

(a)       As we discussed, your last day of employment with the Company will be effective Tuesday, June 9, 2020 (the “Separation Date”). You and the Company agree that your separation is neither a termination by the Company without Cause or a termination by you for Good Reason, as those terms are defined in your Employment Agreement, dated October 15, 2016 and as amended (your “Employment Agreement”). As a result, pursuant to your Employment Agreement and the terms of your equity awards, you are not entitled to any severance pay and you shall immediately forfeit all option shares and restricted common stock that are unvested as of your Separation Date. Your termination does not affect your right to retain shares of the Company’s common stock you currently hold pursuant to your vesting in any equity award prior to your Separation Date.

(b)       Your regular pay and benefits from the Company will end on the Separation Date, provided that if you participate in the medical, dental or vision plans sponsored by the Company then your active employee coverage under such plans will end on the last day of the calendar month in which the Separation Date occurs. The Company is providing you with an information sheet concerning unemployment benefits that may be available to you. New York State makes all final decisions on your eligibility for unemployment benefits.

(c)       Neither the Company nor any affiliate thereof will be liable to you for the payment of any State, Federal or any other tax liability that arose or arises in connection with the issuance to you of any equity award including, but not limited to, any stock option award issued to you pursuant to Section 3 hereof. Neither the Company nor any affiliate thereof shall be obligated to provide you with indemnity protection with respect to your employment with the Company beyond any protection that may be available to you in accordance with any director and officer liability insurance coverage maintained by the Company.

2.       Separation Benefits. If you timely execute, do not revoke, and comply with this Agreement, the Company will provide you the following separation benefits described in this Section 2. You acknowledge and agree that you would not be entitled to these separation benefits in the absence of this Agreement and that this Agreement is supported by good and valid consideration.

(a)       Base Salary Continuation. The Company will pay you severance pay (the “Severance Pay”) in the form of base salary continuation for 4 months following the Separation Date (the “Severance Pay Period”). The first installment of the Severance Pay will be paid on the first payroll date after the Separation Date. The remaining installments will be paid over time in accordance with the Company’s normal payroll practices and will be less tax withholdings for the payment of wages.

(b)       Additional Benefit. The Company will also provide continuation of Company-provided health insurance benefits during the Severance Pay Period on the same terms with respect to sharing of premium costs as apply to active employees enrolled for the same coverage. To continue your health insurance benefits, you must timely elect continuation coverage pursuant to the Consolidated Omnibus Budget Reorganization Act of 1985 (“COBRA”) and timely make all required premium payments (as applicable). As required by COBRA, the Company will provide you with notice of your COBRA rights and responsibilities. After the Severance Pay Period, provided that you remain eligible pursuant to COBRA, you may continue group health insurance benefits at your own expense. You understands that, regardless of whether you continue to receive health benefits, your eligibility for coverage under any Company retirement or other employee benefit plan (and any salary deduction contribution or employer contribution related thereto) ceased as a result of your termination in accordance with plan rules.

3.       Stock Option Grant. You will receive an award of 200,000 nonstatutory stock options with an exercise price equal to the closing price of the Company’s common stock on the grant date. The Company intends to approve this award at the next compensation committee meeting before the end of June 2020, and a stock option agreement will be provided within 30 days of the grant date. Your stock options will be subject to a stock option award agreement, which will reflect that such stock options will (i) be fully vested as of the grant date, and (ii) be exercisable by you for a three-year period that commences on the grant date.

4.       Accrued Benefits / No Other Payments. Signing this Agreement will not affect the following (the “Accrued Benefits”): (a) the payment of any unpaid base salary for the period of time since the Company’s last payroll date through the Separation Date; (b) any vested rights you may have under the Company sponsored 401(k) plan, if applicable; (c) any general right to continue certain health and welfare benefits at your expense in accordance with COBRA; (d) the payment for any days of accrued but unused paid time off as of the Separation Date; (e) the reimbursement of any reasonable business expenses you incurred prior to your Separation Date provided you timely file for reimbursement in accordance with the Company’s reimbursement policy, or (f) your rights under this Agreement. Except for the Accrued Benefits, you acknowledge and agree that you are not entitled to and waive the right to seek any additional payments, benefits, wages, bonuses, commissions, equity grants, expense reimbursements, vacation or other time off payments, or other consideration of any kind from the Company or any of the Released Parties (as defined below). Also, you acknowledge and agree that you have been fully and properly paid by the Company for your work to date, and you affirm that you have no work related injuries or occupational diseases related to your employment with the Company.

5.       General Release and Covenant not to Sue.

(a)       Except for the Accrued Benefits, you, individually and for your heirs, successors, administrators and assigns, hereby waive, release, and covenant not to sue the Company and/or its parent companies, sister companies, subsidiaries, and/or any of its other affiliated companies, and/or any of its/their insurers, and/or any of its/their successors, assigns, and/or any of its/their current or former employees, agents, officers, attorneys, directors, or partners (the Company and such other entities and persons being referred to as the “Released Parties”) with respect to any and all known and unknown claims, damages, charges of discrimination, demands, losses, liabilities and causes of action, of any type that you may have against the Released Parties, which arose or occurred on or before the date you execute this Agreement. This general release of all claims by you against the Released Parties includes any claims in connection with or arising from your employment with, or separation of employment from, the Company, whether or not currently known to you or suspected to exist at the time of execution hereof, subject to Section 5.(e).

(b)       Without limitation of the foregoing general release, you expressly acknowledge that this release by you specifically includes, but is not limited to, a waiver and release by you of the Released Parties for all claims arising on or before the date this Agreement is executed by you for any alleged violation by the Company or any of the Released Parties of any federal, state, or local statutes, ordinances, or common laws, including but not limited to the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Worker Adjustment and Retraining Notification Act, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans with Disabilities Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, New York State Human Rights Act, the New York City Human Rights Act, the New York State Labor Law, the discrimination or retaliation provisions of the New York State Workers' Compensation Law, and for any known and unknown claims under any other federal, New York, or local statute, common law, acts, rules, ordinance, regulations, or other laws. This general release excludes any claims or rights that cannot be waived by law.

(c)       This Agreement is intended as a full settlement and compromise of each, every, and all claims of every kind and nature, whether known or unknown, actual or contingent, asserted or unasserted, arising under common law, statutory law, or otherwise, and no claim of any sort is reserved. Other than the payments and benefits set forth in this Agreement, there are no other sums or benefits payable to you by the Released Parties.

(d)       Subject to Section 5.(e), you covenant and agree that you will not now or at any time in the future commence, maintain, prosecute, or participate in as a party, or permit to be filed by any other person on your behalf or as a member of any alleged class of persons, any action, suit, proceeding, claim, or complaint of any kind against any of the Released Parties with respect to any matter which arises from or relates to your employment with the Released Parties or the termination thereof or which is encompassed in the release set forth above. Nothing in this Agreement prevents you from (i) filing a claim to enforce the terms of this Agreement; (ii) asserting a claim arising after the Effective Date of this Agreement; or (iii) filing a charge with the Equal Employment Opportunity Commission (“EEOC”) or participating in any EEOC investigation or proceeding. You promise, however, never to seek or accept any damages, remedies or other relief for you personally with respect to any claim released by this Agreement.

(e)       You understands that nothing contained in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission (EEOC), the National Labor Relations Board (NLRB), the Occupational Safety and Health Administration (OSHA), the Securities and Exchange Commission (SEC), or any other federal, state or local governmental agency or commission (Government Agencies). You further understands that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies.

6.       Defend Trade Secrets Act. You are advised that pursuant to the Defend Trade Secrets Act an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, you understand that in the event that disclosure of your trade secrets was not done in good faith pursuant to the above, you will be subject to substantial damages, including punitive damages and attorney's fees.

7.       Legal Contract; Voluntary Waiver. This Agreement is a legally binding contract; please read it carefully. The Company advises you to consult a lawyer concerning the terms of this Agreement. By signing below, you acknowledge that you have carefully read this Agreement, that you understand the contents of this Agreement, and that you execute this Agreement voluntarily and of your own free will.

8.       Representations. You acknowledge that you are not relying on any representations that are not in this Agreement when deciding to sign the Agreement. The Company would not have agreed to pay the consideration you are receiving in exchange for this Agreement but for the representations and promises you are making by signing it. You have not been told that the Company or any Released Party ever will employ you in the future.

9.       Consideration Period and Deadline to Accept. After receiving this Agreement from the Company, you have until June 30, 2020 to consider this Agreement. If you have not signed and returned this Agreement to me by the close of business on June 30, 2020, then this offer will be deemed automatically withdrawn, and you agree that any payments under this Agreement will stop and that you will repay to the Company any payments or the value of any benefits received under this Agreement on or prior to that date.

10.       Revocation Rights. You have 7 days from the date you sign this Agreement to revoke this Agreement by advising me in writing of the revocation. If you sign and return this Agreement within the deadline in the previous section and this Agreement is not revoked within 7 days after you sign this Agreement, then this Agreement shall become effective on the eighth day following your signing of this Agreement (the “Effective Date”). You agree that if you revoke this Agreement, then any payments under this Agreement will stop and that you will repay to the Company any payments or the value of any benefits received under this Agreement on or prior to such revocation date.

11.       Mutual Non-Disparagement. You agree not to disclose to the public or any person, any false or misleading information, any information that reflects negatively upon or otherwise disparages the Company (including any affiliate or officers, directors, and employees thereof) or which may harm the reputation of the Company including, but not limited to, any statements that disparage any product, service, capability, or any other aspect of the business of the Company, including via social media or any online forum. Similarly, the Company’s executive officers agree not to disclose to the public or any person, any false or misleading information, any information that reflects negatively upon or otherwise disparages you or which may harm your personal or professional reputation.

12.       Return of Property. You agree that all documents, data, e-mails, lists and other property received, collected or prepared by you as part of your employment with the Company, in whatever form, are and will remain the property of the Company. You agree to promptly return to the Company all Company property in your possession or control within two days following the Separation Date.

13.       Existing Restrictions. You agree to comply with any post-employment obligations you owe the Company or the Released Parties under other written agreements, including but not limited to the restrictions respecting confidential information, non-competition, and non-solicitation set forth in Article 5 of your Employment Agreement and those set forth in your Confidentiality and Intellectual Property Agreement. A breach of any of those obligations shall be deemed a breach of this Agreement.

14.       Cooperation. During the Severance Pay Period, you agree to be reasonably available by phone and e-mail to answer questions from the Company to the best of your ability. You also agree to cooperate in good faith with the Company to assist the Company in the pursuit or defense of any claim, charge, or investigation, including providing truthful testimony without the need for a subpoena and sharing all information you have by virtue of your prior employment with the Company with the Company’s lawyer, if requested to do so. During the two-year period following your Separation Date (the “Voting Period”), you hereby irrevocably and unconditionally agree that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of the Company’s stockholders, however called, and in connection with any written consent of the Company’s stockholders, you shall (i) appear at such meeting or otherwise cause all shares of the Company’s common stock or other voting securities over which you have beneficial or record ownership and/or the power to vote or direct the voting thereof, including those securities acquired after your Separation Date (including any shares of common stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire common stock or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (collectively, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares in favor of the approval of any proposals submitted by the Company to the Company’s stockholders.  For the avoidance of doubt, the foregoing commitments apply to any Shares held by any trust, limited partnership or other entity holding Shares for which you serve in any partner, shareholder, trustee or similar capacity.  To the extent you do not control, by yourself, the determinations of such shareholder entity, you agree to exercise all voting or other determination rights you have in such shareholder entity to carry out the intent and purposes of your voting obligations in this paragraph.  You covenant and agree that, except for this Agreement, you (x) have not entered into, and shall not enter into during the Voting Period, any voting agreement or voting trust with respect to the Shares and (y) have not granted, and shall not grant during the Voting Period, a proxy, consent or power of attorney with respect to the Shares except any proxy to carry out the intent of this Agreement.

15.       Agreement Confidentiality. Unless required by law to do so, you agree not to disclose the terms of this Agreement to any person, except your tax advisor, legal counsel, immediate family members, and any subsequent employer so that the employer is aware of your post-employment obligations to the Company. In the event of disclosure to any of the above-referenced persons, you shall advise the person to whom the disclosure is made, in advance, of the obligation to preserve and maintain the confidentiality of the terms and conditions in this Agreement.

16.       Reasonableness. You agree that the restrictions in this Agreement are fair, reasonable, and necessary to protect the Company’s confidential information, trade secrets, goodwill, and legitimate business interests, and will not prevent you from earning a living. As such, you agree not to contest the general validity of the restrictions in this Agreement in any forum. If you breach this Agreement, then the Company will be entitled to injunctive relief, its damages, and its reasonable attorneys’ fees. In addition, the duration for any restriction shall be tolled during any period during which you are in breach of that restriction. The restrictions in this Agreement are in addition to any restrictions imposed upon you by statute, at common law, or other written agreements. If you breach this Agreement, you agree that any payments under this Agreement will stop and that you will repay to the Company any payments or the value of any benefits received under this Agreement beyond $1,000, without limiting the Company’s other remedies or impairing the release above.

17.       Government Agencies.  Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement limits your right to file a charge with, to participate in a proceeding by, or to communicate with a government agency or official.  However, you waive the right to receive any damages or remedies in connection with such matters based on events prior to you signing this Agreement (other than a benefit or remedy pursuant to Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act).

18.       General Release of Claims by the Company. The Company hereby agrees to, and does, remise, release and forever discharge you from any and all known matters, claims, demands, damages, causes of action, debts, liabilities, controversies, judgments and suits of every kind and nature whatsoever, which have arisen or could arise between you and the Company from known matters which occurred prior to the date of this Agreement by the Company. The Company understands that the provisions of this paragraph means that, except as may otherwise be provided by law, the Company cannot bring a lawsuit against you based on matters known to the Company as of the date of this Agreement.

19.       Taxes. All payments under this Agreement shall be reduced by (a) any tax or other amounts required to be withheld under applicable law. This Agreement and the payments hereunder are intended to be exempt from Internal Revenue Code section 409A and the U.S. Treasury Regulations thereunder (collectively, “Section 409A”), and this Agreement shall be interpreted consistent with that intent. In no event will the Company or its agents have any liability to you with respect to Section 409A. You are advised to consult with your own tax professionals regarding all tax matters related to compensation and benefits from the Company.

20.       Law; Venue; No Jury. This Agreement shall be governed by New York law, without regard to any conflict-of-law principles. Any litigation under this Agreement shall be brought by either party exclusively in the state or federal courts located in New York and in no other venue. As such, the parties irrevocably consent to the jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York for all disputes related to this Agreement. You irrevocably consent to service via nationally recognized overnight carrier to your home address, without limiting other service methods allowed by applicable law. Each of the parties irrevocably waives any right to a trial by jury in any action related to this Agreement. The parties acknowledge and agree that the Company’s principal place of business is in the State of New York and that the terms in this Section are material to this Agreement.

21.       Miscellaneous. The rights of each party under this Agreement will inure to the benefit of any and all of its successors, assigns, parent companies, sister companies, subsidiaries and affiliated corporations, and their respective successors, assigns, representatives, agents, officers, directors, attorneys, and employees. You are not permitted to assign your rights under this Agreement. Nothing contained in this Agreement shall constitute or be treated as an admission by the Company or the Released Parties of any wrongdoing or of any violation of law. Each provision of this Agreement is severable from each other provision of this Agreement. Any number of counterparts of this Agreement may be signed and delivered, each of which shall be considered an original and all of which, together, shall constitute one and the same instrument. Electronic signatures and the electronic exchange of counterparts shall be the same as hand-written signatures and the exchange of originals.

22.       Entire Agreement. This Agreement constitutes the entire agreement between you and the Company pertaining to the subject matter contained herein, and it supersedes any prior and contemporaneous agreements, representations and understandings of the parties related to the subject matter herein, except that any post-employment obligations you owe the Company or its affiliates or predecessors under other written agreements shall remain in full force and effect pursuant to the terms of such agreements. This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement.

23.       Competency to Contract. You warrant that you are fully competent to enter into this Agreement; that you have read this Agreement and fully understands its meaning; that you knowingly and voluntarily enter into this Agreement; and that you agree to comply with its terms and conditions.

If you have any questions regarding this Agreement or the separation benefits, please do not hesitate to let me know. Otherwise, if the terms of this Agreement are agreeable to you, please sign and date below and return the Agreement to me within the deadline set forth above, keeping a copy for your records.

Very truly yours,

Pareteum Corporation

By:	/s/ Alexander Korff
Alexander Korff
Corporate Secretary

Intending to be Legally Bound, Agreed to and Accepted by:

Signature:	/s/ Victor Bozzo	Date: 6/10/2020

Printed Name:	Victor Bozzo